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                                                                     EXHIBIT 5.1
                      [LETTERHEAD OF SHEARMAN & STERLING]




                                 June 13, 1997


Board of Directors
Cell Genesys, Inc.
342 Lakeside Drive
Foster City, California 94404


                  Somatix Therapy Corporation Options Granted
                    under a Written Stock Option Agreement
                      Registration Statement on Form S-8
                  --------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel for Cell Genesys, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the respect to the registration of 2,888 shares (the "Shares") of common stock, par value $0.001 per share, of the Company available for issuance pursuant to a Notice of Grant and Stock Option Agreement dated January 17, 1990 (the "Agreement") between Somatix Therapy Corporation ("Somatix") and David W. Carter, as optionee thereunder, which was assumed by the Company in connection with the merger of Somatix with and into S Merger Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub") and a direct wholly owned subsidiary of the Company, pursuant to the agreement and plan of merger and reorganization, dated as of January 12, 1997, as amended and restated as of March 27, 1997, among the Company, Merger Sub and Somatix.

      In acting as such counsel, we relied upon such corporate records of the Company and such other documents and certificates of fact as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents. In rendering such opinion, we
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have relied as to factual matters upon certificates of officers of the Company and certificates of public officials.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in the Registration Statement and the Agreement, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the use of the opinion as an Exhibit to the Registration Statement.

                                       Very truly yours,



                                       SHEARMAN & STERLING